UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2008 (January 2, 2008)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 780-9926
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)

Global Director of Sales and Marketing.  Effective January 2, 2008, Tomas R. Salazar, age 45, our Global Director of Sales and Marketing, is directly responsible for the Company’s U.S., Mexico and Brazil operations.  Mr. Salazar joined Trico in January 2007 as International Sales and Marketing Director.  Prior to joining Trico, Mr. Salazar served as the international sales and marketing director for Seabulk International, Inc., a provider of marine support and transportation services, for three years.  Prior to that, Mr. Salazar spent over fifteen years with BP p.l.c., a finder, producer, and marketer of natural resources, in positions ranging from Business Development Manager for Latin America to Director of Strategic Planning.

Letter Agreement (“Letter Agreement”) with Mr. Salazar.  Mr. Salazar’s employment is for a term of one year beginning on January 23, 2007, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur.  Mr. Salazar’s annual base salary is $210,000.  If Mr. Salazar’s employment is terminated by the Company for a reason other than death, disability or Cause (as defined in the Letter Agreement) in connection with, based upon, or within 12 months after, a Change in Control (as defined in the Letter Agreement), then the Company shall provide Mr. Salazar (i) a lump sum cash payment equal to the sum of: (A) 1 times Mr. Salazar’s annual base salary at the rate in effect under the Salazar Letter Agreement on the date of termination (or, if higher, Mr. Salazar’s annual base salary in effect immediately prior to the Change in Control), (B) 1 times the higher of (1) Mr. Salazar’s highest annual bonus paid during the three most recent fiscal years or (2) Mr. Salazar’s Target Bonus (as provided in the Company’s annual cash incentive plan) for the fiscal year in which Mr. Salazar’s date of termination occurs, and (C) any bonus that Mr. Salazar has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to Mr. Salazar by the Company; and (ii) all of the outstanding stock options, restricted stock awards and other equity based awards granted by the Company to Mr. Salazar shall become fully vested and immediately exercisable in full on the date of termination of Mr. Salazar’s employment.

Annual Incentive Plan Participation for Tomas Salazar.  For the fiscal year ending December 31, 2008 (the “2008 Fiscal Year”), Mr. Salazar will participate in the Company’s Annual Incentive Plan (the “Incentive Plan”).  The Incentive Plan will make Mr. Salazar eligible for bonus payments based upon achieving target performance levels.  The payout multiples and target mix and weighting of the performance goals under the Incentive Plan for Mr. Salazar as Global Director of Sales and Marketing for the 2008 Fiscal Year will be as follows:

Payout Multiples
Threshold Incentive Compensation (% of base salary)	25%
Target Incentive Compensation (% of base salary)	50%
Maximum Incentive Compensation (% of base salary)	100%

Performance Measures
Safety	20%
Corporate EBITDA	35%
Return on Capital	25%
Individual	20%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

Dated: January 8, 2008	By:	/s/ Rishi A. Varma
Rishi A. Varma
Chief Administrative Officer, Vice President and General Counsel